                                                                     EXHIBIT 2.1



                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                        GROUP MAINTENANCE AMERICA CORP.

                      ROMANOFF ELECTRIC ACQUISITION CORP.

                            ROMANOFF ELECTRIC CORP.

                                      AND

                              THE HOLDERS OF THE

                           OUTSTANDING CAPITAL STOCK

                                      OF

                            ROMANOFF ELECTRIC CORP.

                                AUGUST 31, 1998

                               TABLE OF CONTENTS

                                                                                                                             Page

1.  THE MERGER                                                                                                                 1
        1.1      The Merger....................................................................................................1
                 ----------
        1.2      Effective Time of the Merger..................................................................................1
                 ----------------------------
        1.3      Closing.......................................................................................................1
                 -------
        1.4      Effects of the Merger.........................................................................................1
                 ---------------------
                 1.4.1    At the Effective Time................................................................................1
                          ---------------------
                 1.4.2    Effects on the Surviving Corporation.................................................................2
                          ------------------------------------
        1.5      Written Consents and Other Actions............................................................................2
                 ----------------------------------
                 1.5.1    Unanimous Written Consent of the Shareholders; Other Matters.........................................2
                          ------------------------------------------------------------
                 1.5.2    Written Consent of the Sole Shareholder of Merger Sub................................................2
                          -----------------------------------------------------
                 1.5.3    All Other Necessary Actions..........................................................................2
                          ---------------------------
        1.6      Conversion of Stock...........................................................................................2
                 -------------------
                 1.6.1    Merger Sub Capital Stock.............................................................................2
                          ------------------------
                 1.6.2    Cancellation of the Company Treasury Stock...........................................................3
                          ------------------------------------------
                 1.6.3    Merger Consideration.................................................................................3
                          --------------------
        1.7      Exchange of and Payment for Stock.............................................................................3
                 ---------------------------------
                 1.7.1    Delivery of Company Common Stock and Closing Merger Consideration....................................3
                          -----------------------------------------------------------------
                 1.7.2    Assignments..........................................................................................3
                          -----------
                 1.7.3    Payment In Full Satisfaction of All Rights...........................................................3
                          ------------------------------------------
        1.8      Determination of Closing Merger Consideration.................................................................3
                 ---------------------------------------------
                 1.8.1    Statement............................................................................................3
                          ---------
        1.9      Post-Closing Determination of Final Merger Consideration......................................................4
                 --------------------------------------------------------
                 1.9.1    Statement............................................................................................4
                          ---------
                 1.9.2    Review...............................................................................................4
                          ------
                 1.9.3    Disputes.............................................................................................4
                          --------
                 1.9.4    Resolution by Parties................................................................................4
                          ---------------------
                 1.9.5    Final Determination..................................................................................4
                          -------------------
                 1.9.6    Expenses.............................................................................................5
                          --------
2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS.........................................................5
        2.1      Exhibit 2.....................................................................................................5
                 ---------
        2.2      Stock Ownership...............................................................................................5
                 ---------------
        2.3      Authority.....................................................................................................5
                 ---------
        2.4      Consents......................................................................................................5
                 --------
        2.5      Brokers and Finders...........................................................................................6
                 -------------------
3.  REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB................................................................6
        3.1      Representations and Warranties................................................................................6
                 ------------------------------
                 3.1.1  Organization...........................................................................................6
                        ------------
                 3.1.2  Capitalization of the Parent...........................................................................6
                        ----------------------------
                 3.1.3  Authority..............................................................................................6
                        ---------
                 3.1.4  Consents...............................................................................................6
                        --------
                 3.1.5  Defaults...............................................................................................6
                        --------
                 3.1.6  Investment Company.....................................................................................7
                        ------------------
                 3.1.7  Financial Statements...................................................................................7
                        --------------------
                 3.1.8  Taxes..................................................................................................7
                        -----
                 3.1.9  Full Authority.........................................................................................7
                        --------------
                 3.1.10 Disclosure.............................................................................................7
                        ----------

                3.1.11 Parent Material Adverse Effect......................................................................... 7
                       ------------------------------
                3.1.12 Brokers and Finders.................................................................................... 8
                       -------------------
                3.1.13 Parent Common Stock.................................................................................... 8
                       -------------------
        3.2      Representations and Warranties Concerning the Merger Sub..................................................... 8
                 --------------------------------------------------------
                 3.2.1  Organization and Standing............................................................................. 8
                        -------------------------
                 3.2.2  Capital Structure..................................................................................... 8
                        -----------------
                 3.2.3  Authority............................................................................................. 8
                        ---------
4.  CERTAIN COVENANTS, AGREEMENTS AND PRE-CLOSING MATTERS..................................................................... 8
        4.1      Agreements of the Shareholders to be Effective Upon Closing.................................................. 8
                 -----------------------------------------------------------
                 4.1.1  Covenant Not to Compete............................................................................... 8
                        -----------------------
                 4.1.2  Release...............................................................................................10
                        -------
        4.2      Elimination of Expense.......................................................................................10
                 ----------------------
        4.3      Purchase of Certain Receivables and Retainages...............................................................10
                 ----------------------------------------------
        4.4      Certain Payables and Receivables.............................................................................10
                 --------------------------------
        4.5      Pre-Closing Covenants and Agreements.........................................................................10
                 ------------------------------------
        4.6      Confidentiality..............................................................................................10
                 ---------------
        4.7      Taxable Transaction and Allocation of Merger Consideration...................................................11
                 ----------------------------------------------------------
        4.8      Company Plans................................................................................................11
                 -------------
        4.9      Discharge of Indebtedness, Releases, Etc.....................................................................11
                 ----------------------------------------
        4.10     HSR Act......................................................................................................11
                 -------
        4.11     Preparation of Tax Returns for Pre-Closing Periods...........................................................11
                 --------------------------------------------------
5.  CONDITIONS PRECEDENT; CLOSING DELIVERIES..................................................................................12
        5.1      Conditions Precedent to the Obligations of the Parent and Merger Sub.........................................12
                 --------------------------------------------------------------------
                 5.1.1    Accuracy of Representations and Warranties..........................................................12
                          ------------------------------------------
                 5.1.2    Performance of Covenants............................................................................12
                          ------------------------
                 5.1.3    Legal Actions or Proceedings........................................................................12
                          ----------------------------
                 5.1.4    Approvals...........................................................................................13
                          ---------
                 5.1.5    Closing Deliveries..................................................................................13
                          ------------------
                 5.1.6    No Casualty, Loss or Damage.........................................................................13
                          ---------------------------
                 5.1.7    Licenses, etc.......................................................................................13
                          -------------
                 5.1.8    No Material Adverse Change..........................................................................13
                          --------------------------
                 5.1.9    Certain Corporate Actions...........................................................................13
                          -------------------------
                 5.1.10   HSR Act.............................................................................................13
                          -------
                 5.1.11   Section 338(h)(10) Election.........................................................................13
                          ---------------------------
        5.2      Conditions Precedent to the Obligations of the Shareholders and the Company..................................13
                 ---------------------------------------------------------------------------
                 5.2.1    Accuracy of Representations and Warranties..........................................................13
                          ------------------------------------------
                 5.2.2    Performance of Covenants............................................................................14
                          ------------------------
                 5.2.3    Approvals...........................................................................................14
                          ---------
                 5.2.4    Closing Deliveries..................................................................................14
                          ------------------
                 5.2.5    HSR Act.............................................................................................14
                          -------
        5.3      Deliveries by the Shareholders at the Closing................................................................14
                 ---------------------------------------------
                 5.3.1    Closing Certificates................................................................................14
                          --------------------
                 5.3.2    Stock Transfer Restriction Agreement................................................................14
                          ------------------------------------
                 5.3.3    Employment Agreements...............................................................................14
                          ---------------------
                 5.3.4    Lease Agreement.....................................................................................14
                          ---------------
                 5.3.5    Opinion of Counsel for the Shareholders and the Company.............................................14
                          -------------------------------------------------------
                 5.3.6    Documents, Stock Certificates.......................................................................14
                          -----------------------------
        5.4      Deliveries by the Parent at the Closing......................................................................15
                 ---------------------------------------
                 5.4.1    Closing Certificates................................................................................15
                          --------------------
                 5.4.2    Opinion of Counsel for the Parent and Merger Sub....................................................15
                          ------------------------------------------------
                 5.4.3    Closing Merger Consideration........................................................................15
                          ----------------------------

        5.4.4    Other Agreements.............................................................................................15
                 ----------------
6.  SURVIVAL, INDEMNIFICATIONS................................................................................................16
        6.1      Survival.....................................................................................................16
                 --------
        6.2      Indemnification..............................................................................................16
                 ---------------
                 6.2.1  Parent Indemnified Parties............................................................................16
                        --------------------------
                 6.2.2  Parent Indemnity......................................................................................17
                        ----------------
        6.3      Limitations..................................................................................................17
                 -----------
        6.4      Procedures for Indemnification...............................................................................18
                 ------------------------------
                 6.4.1  Notice................................................................................................18
                        ------
                 6.4.2  Legal Defense.........................................................................................18
                        -------------
                 6.4.3  Settlement............................................................................................18
                        ----------
                 6.4.4  Cooperation...........................................................................................18
                        -----------
        6.5      Subrogation..................................................................................................18
                 -----------
7.  TERMINATION...............................................................................................................19
        7.1      Grounds for Termination......................................................................................19
                 -----------------------
                 7.1.1  Mutual Consent........................................................................................19
                        --------------
                 7.1.2  Optional By the Company...............................................................................19
                        -----------------------
                 7.1.3  Optional By the Parent................................................................................19
                        ----------------------
                 7.1.4  Breach By the Parent or Merger Sub....................................................................19
                        ----------------------------------
                 7.1.5  Breach by the Company or the Shareholders.............................................................19
                        -----------------------------------------
        7.2      Effect of Termination........................................................................................19
                 ---------------------
8.  MISCELLANEOUS.............................................................................................................19
        8.1     Notice........................................................................................................19
                ------
        8.2     Further Documents.............................................................................................20
                -----------------
        8.3     Assignability.................................................................................................20
                -------------
        8.4     Exhibits and Schedules........................................................................................20
                ----------------------
        8.5     Sections and Articles.........................................................................................20
                ---------------------
        8.6     Entire Agreement..............................................................................................20
                ----------------
        8.7     Headings......................................................................................................21
                 --------
        8.8     CONTROLLING LAW...............................................................................................21
                ---------------
        8.9     Public Announcements..........................................................................................21
                --------------------
        8.10    No Third Party Beneficiaries..................................................................................21
                ----------------------------
        8.11    Amendments and Waivers........................................................................................21
                ----------------------
        8.12    No Employee Rights............................................................................................21
                ------------------
        8.13    Non-Recourse..................................................................................................21
                ------------
        8.14    When Effective................................................................................................21
                --------------
        8.15    Takeover Statutes.............................................................................................22
                -----------------
        8.16    Number and Gender of Words....................................................................................22
                --------------------------
        8.17    Invalid Provisions............................................................................................22
                ------------------
        8.18    Multiple Counterparts.........................................................................................22
                ---------------------
        8.19    No Rule of Construction.......................................................................................22
                -----------------------
        8.20    Expenses......................................................................................................22
                --------

                                LIST OF EXHIBITS

Exhibit 1...........................................Determination of Final Merger Consideration
Exhibit 1.5.1....................Written Consent of the Shareholders of Romanoff Electric Corp.
Exhibit 1.5.2........Written Consent of Sole Shareholder of Romanoff Electric Acquisition Corp.
Exhibit 1.7...............................................................Letter of Transmittal
Exhibit 2....................................................................Certain Statements
Exhibit 2.2...................................................Ownership of Company Common Stock
Exhibit 2.4........................................Required Consents - Shareholders and Company
Exhibit 3.1.4........................................................Required Consents - Parent
Exhibit 4.1.1...........................................................Form of Promissory Note
Exhibit 4.5...................................................................Certain Covenants
Exhibit 4.8...................................................Company Plans to Remain in Effect
Exhibit 4.9..............................................................Terminated Obligations
Exhibit 5.3.2A.............................................Stock Transfer Restriction Agreement
Exhibit 5.3.2B.............................................Stock Transfer Restriction Agreement
Exhibit 5.3.3..................List of Employees to Execute and Deliver an Employment Agreement
Exhibit 5.3.3A......................................Form of Employment Agreement for Executives
Exhibit 5.3.3B......................................Form of Employment Agreement for Management
Exhibit 5.3.4...................................................................Lease Agreement
Exhibit 5.3.5.............................Opinion of Counsel to the Shareholder and the Company
Exhibit 5.4.2...................................Opinion of Counsel to the Parent and Merger Sub

                             INDEX OF DEFINED TERMS

                                                                   Page
                                                                   ----
Accountants......................................................... 5
Agreement........................................................... 1
Applicable Corporate Law............................................ 1
Closing............................................................. 1
Closing Date........................................................ 1
Code................................................................ 1
Company............................................................. 1
Company Common Stock................................................ 1
Converted Share..................................................... 3
Effective Time...................................................... 1
HSR Act.............................................................13
Indemnified Party...................................................19
Indemnifying Party..................................................19
Lease...............................................................15
Losses..............................................................17
Merger.............................................................. 1
Merger Sub.......................................................... 1
Notice of Dispute................................................... 5
Parent.............................................................. 1
Parent Common Stock................................................. 1
Parent Financial Statements......................................... 8
Parent Indemnified Parties..........................................17
Parent Material Adverse Effect...................................... 9
Parent Related Documents............................................ 7
Price Notice........................................................ 4
Principal Shareholders.............................................. 9
Prospectus.......................................................... 7
Securities Act......................................................10
Settlement Notice...................................................20
Shareholder Related Document........................................ 6
Shareholders........................................................ 1
Statement of Closing Consideration.................................. 4
Statement of Final Per Share Amounts................................ 4
Stock Certificate................................................... 3
Survival Period.....................................................17
Surviving Corporation............................................... 1
Terminated Obligations..............................................13
Threshold...........................................................19

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     This AGREEMENT AND PLAN OF MERGER (this "Agreement") made effective as of
                                              ---------
August 31, 1998, by and among Group Maintenance America Corp., a Texas corporation (the "Parent"), Romanoff Electric Acquisition Corp., an Ohio
                  ------
corporation ("Merger Sub"), Romanoff Electric Corp., an Ohio corporation (the
              ----------
"Company"), and the undersigned holders of all of the outstanding capital stock
--------
of the Company (the "Shareholders").
                     ------------

     WHEREAS, the respective Boards of Directors of the Parent, Merger Sub and the Company have each approved the merger of Merger Sub with and into the Company Sub (the "Merger") pursuant to this Agreement and the applicable
                  ------
statutes of the States of Texas and Ohio, and pursuant to the Merger each issued and outstanding share of Common Stock, par value per share, of the Company ("Company Common Stock") will be converted into the right to receive certain
----------------------
shares of common stock, $.001 par value per share, of the Parent ("Parent Common
                                                                   -------------
Stock"), and certain cash consideration, all as provided herein;
-----

     WHEREAS, the Merger has been approved, as required by applicable law, by the Parent, acting as sole shareholder of Merger Sub, and by the Shareholders;

     WHEREAS, the parties intend that the Merger shall be a taxable transaction and the parties will make the election provided for by Section 338(h)(10) of the Code.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                 1. THE MERGER

      1.1 The Merger.  Subject to the terms and conditions hereof, and in
          ----------
accordance with the Ohio General Corporation Law (the "Applicable Corporate
                                                       --------------------
Law") upon the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into the Company. The Company, as the surviving entity following the Merger, is sometimes referred to in this Agreement as the "Surviving Corporation."
----------------------

      1.2 Effective Time of the Merger.  In accordance with the requirements of
          ----------------------------
applicable law, appropriate Certificate of Merger under the Applicable Corporate Law shall be prepared, executed and submitted for filing with the Secretary of State of the State of Ohio as soon as practicable following the Closing (as defined below). The date of such filing is referred to in this Agreement as the "Effective Time."
 --------------

      1.3 Closing.  The closing of the Merger ("Closing") will take place at
          -------                               -------
10:00 a.m. at the offices of Spengler Nathanson P.L.L. in Toledo, Ohio on August 31, 1998 ("Closing Date"); provided that each of the conditions precedent to the
           ------------
obligations of the parties to effect the Merger set forth in Article 5 of this Agreement are then satisfied or waived by the applicable party. The parties may agree in writing on another date, time or place for the Closing. At the Closing, the parties will deliver or cause to be delivered the documents described in Sections 5.3 and 5.4 below.

      1.4 Effects of the Merger.
          ---------------------

          1.4.1  At the Effective Time.  At the Effective Time, (i) the Merger
                 ---------------------
Sub shall merge with and into the Company and as a result thereof, the separate existence of the Merger Sub shall cease, (ii) the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, except that the name of the Surviving Corporation shall remain "Romanoff Electric Corp.,"and the authorized number of common shares shall be one thousand (1,000) (iii) the Code of Regulations of Merger Sub as in effect immediately prior to the Effective Time shall be the Code of Regulations of the Surviving Corporation, and (iv) the directors and officers of Merger Sub immediately prior to the Effective Time shall become the directors and officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed, as the case may be.

          1.4.2  Effects on the Surviving Corporation.  As of and after the
                 ------------------------------------
Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises of a public as well as of a private nature previously belonging to the Company and Merger Sub; and all property (real, personal and mixed), and all debts due on whatever account, including subscriptions to shares, and all other chooses in action, and all and every other interest of or belonging to or due to each of the Company and Merger Sub shall be transferred to, and vested in, the Surviving Corporation without further act or deed; and all such property, rights and privileges, powers and franchises and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the Company and Merger Sub; and the title to any real estate, or interest therein, whether by deed or otherwise, shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall be responsible and liable for all the liabilities and obligations of the Company and Merger Sub, and any claim existing, or action or proceeding pending, by or against the Company or Merger Sub may be prosecuted against the Surviving Corporation. Neither the rights of creditors nor any liens upon the property of the Company or Merger Sub shall be impaired by the Merger, and all debts, liabilities and duties of each of the Company and Merger Sub shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, all in accordance with the Applicable Corporate Law and the terms of this Agreement.

      1.5 Written Consents and Other Actions.
          ----------------------------------

          1.5.1  Unanimous Written Consent of the Shareholders; Other Matters.
                 ------------------------------------------------------------
Contemporaneously with the execution hereof, each of the Shareholders (i) is executing and delivering to the Company a Unanimous Written Consent in substantially the form of Exhibit 1.5.1 attached hereto, and (ii) hereby acknowledges that such Shareholder is aware of such Shareholder's dissenter's or appraisal rights with respect to the Merger and such Shareholder's receipt of a copy of the provisions of Section 1701.85 of the Applicable Corporate Law and has elected not to exercise such rights.

          1.5.2  Written Consent of the Sole Shareholder of Merger Sub.
                 -----------------------------------------------------
Contemporaneously with the execution hereof, the Parent is executing and delivering to Merger Sub a written consent of the sole shareholder of Merger Sub, in the form of Exhibit 1.5.2 attached hereto, pursuant to the applicable provisions of the Applicable Corporate Law, adopting this Agreement.

          1.5.3  All Other Necessary Actions.  In addition to the actions set
                 ---------------------------
forth in Sections 1.5.1 and 1.5.2, the Parent, Merger Sub and the Company will take all actions necessary in accordance with the Applicable Corporate Law and their respective articles of incorporation and code of regulations to cause the Merger to be consummated on, and subject to, the terms set forth in this Agreement and the Applicable Corporate Law.

      1.6 Conversion of Stock.  As of the Effective Time, by virtue of the
          -------------------
Merger and without further action on the part of any holder of shares of Company Common Stock or any holder of shares of capital stock of Merger Sub:

          1.6.1  Merger Sub Capital Stock.  Each share of capital stock of
                 ------------------------
Merger Sub issued and outstanding at the Effective Time shall be converted into one share of the Company and after the Merger and immediately following the Effective Time shall constitute all of the issued and outstanding capital stock of the Surviving Corporation.

          1.6.2  Cancellation of the Company Treasury Stock.  All shares of
                 ------------------------------------------
Company Common Stock that are owned by the Company as treasury stock or by any of its subsidiaries shall be canceled and retired and shall cease to exist and no stock of the Parent or other consideration shall be delivered in exchange therefor.

          1.6.3  Merger Consideration.  Each share of Company Common Stock
                 --------------------
(other than shares to be canceled in accordance with Section 1.6.2) shall be converted into the right to receive (i) that number of shares of Parent Common Stock equal to the Final Per Share Common Stock Amount (as defined in Exhibit 1 attached hereto), and (ii) cash equal to the Final Per Share Cash Amount (as defined in Exhibit 1 attached hereto). Each share of Company Common Stock so converted into the right to receive cash equal to the Final Per Share Cash Amount and shares of Parent Common Stock equal to the Final Per Share Common Stock Amount (a "Converted Share") shall, by virtue of the Merger and without
                 ---------------
any action on the part of the holder thereof, at the Effective Time no longer be outstanding and shall at such time be canceled and retired and shall cease at such time to exist, and each holder of a certificate which prior to the Effective Time validly evidenced any such Converted Share (a "Stock
                                                              -----
Certificate") shall except, upon the surrender of the Stock Certificate and a
-----------
duly executed and completed letter of transmittal in accordance with Section 1.7, the right to receive such cash and Parent Common Stock at the times and in the manner set forth herein.

      1.7 Exchange of and Payment for Stock.
          ---------------------------------

          1.7.1  Delivery of Company Common Stock and Closing Merger
                 ---------------------------------------------------
Consideration. Prior to the Closing, the Parent will deliver to each of the Shareholders a letter of transmittal, in substantially the form attached hereto as Exhibit 1.7, to be used for the purpose of surrendering Stock Certificates to the Parent in exchange for the right to receive the Final Per Share Cash Amount and the Final Per Share Common Stock Amount for each Converted Share evidenced by such Stock Certificate. All of the Company Common Stock held by the Shareholders will be surrendered by the Shareholders to the Parent together with properly completed and executed letters of transmittal (with each such signature guaranteed by a commercial bank or notarized by a notary public or similar official reasonably satisfactory to the Parent), and the Parent (i) shall cause to be delivered to the Shareholders at the Closing the Closing Per Share Cash Amount (as defined in Exhibit 1 attached hereto) and (ii) shall notify and direct the Parent's stock transfer agent to prepare and deliver to the Shareholders certificates based on the Closing Per Share Common Stock Amount (as defined in Exhibit 1 attached hereto) applicable to each of the Converted Shares evidenced by the Stock Certificates properly surrendered (with properly executed and completed letters of transmittal) by the Shareholders to the Parent.

          1.7.2  Assignments.  The assignment, transfer or other disposition of
                 -----------
record or beneficial ownership of any shares of Company Common Stock may not be made on or after the date hereof, except by a Shareholder to a trust for his benefit which will not cause a revocation of the Company's S-Corporation election.

          1.7.3  Payment In Full Satisfaction of All Rights.  The delivery of
                 ------------------------------------------
the Closing Per Share Cash Amount to the Shareholders with respect to the Shareholders' Converted Shares and the notification of the Parent's stock transfer agent with respect to the Closing Per Share Common Stock Amount shall be deemed to be payment in full satisfaction of all rights pertaining to the outstanding Converted Shares except for the right to receive additional shares of Parent Common Stock and cash pursuant to Section 1.9.

      1.8 Determination of Closing Merger Consideration.
          ---------------------------------------------

          1.8.1  Statement.  The Parent shall deliver to the Shareholders a
                 ---------
statement setting forth a calculation of the Closing Outstanding Common Stock Number (as defined in Exhibit 1 attached hereto), the Closing Per Share Cash Amount, the Closing Per Share Common Stock Amount and the Closing Merger Consideration (as defined in Exhibit 1 attached hereto), payable to the Shareholders at Closing (the "Statement of Closing
                                                      --------------------
Consideration"). The Closing Outstanding Common Stock Number, the Closing Per
-------------
Share Cash Amount, the Closing Per Share Common Stock Amount and the Closing Merger Consideration, as set forth in the Statement of Closing Consideration after approval by Noel Romanoff, as the representative of the Shareholders, shall be final, conclusive and binding for purposes of this Agreement, subject only to the provisions of Section 1.9 of this Agreement.

      1.9 Post-Closing Determination of Final Merger Consideration.
          --------------------------------------------------------

          1.9.1  Statement.  No later than 45 days after the Closing, the Parent
                 ---------
shall deliver to the Shareholders a statement showing the Final Outstanding Common Stock Number (as defined in Exhibit 1), the Final Per Share Cash Amount, the Final Per Share Common Stock Amount and the Total Consideration (as defined in Exhibit 1 attached hereto) (the "Statement of Final Per Share Amounts").
                                    ------------------------------------

          1.9.2  Review.  After delivery to the Shareholders of the Statement of
                 ------
Final Per Share Amounts, the Shareholders and the Shareholders' representatives shall be afforded the opportunity to review and inspect all of the financial records, work papers, schedules and other supporting papers relating to the preparation of the Statement of Final Per Share Amounts, and to consult with the Parent and its representatives regarding the methods used in the preparation of the Statement of Final Per Share Amounts.

          1.9.3  Disputes.  The Final Outstanding Common Stock Number, the Final
                 --------
Per Share Cash Amount, the Final Per Share Common Stock Amount and the Total Consideration as shown on the Statement of Final Per Share Amounts shall be final, conclusive and binding for purposes of this Agreement, unless the Shareholders shall deliver to the Parent a written notice of disagreement ("Notice of Dispute") with any item or items in the Statement of Final Per Share
-------------------
Amounts within 20 business days following receipt of the Statement of Final Per Share Amounts, specifying in reasonable detail the nature and extent of such disagreement; provided, however, that no Notice of Dispute may be given with respect to any items unless such items in the aggregate involve an amount of $10,000 or more and provided further that in the event such disagreement involves an amount less than $10,000, the Statement of Final Per Share Amounts shall be final, conclusive and binding. If a Notice of Dispute is not properly given within such time, the Final Outstanding Common Stock Number, the Final Per Share Cash Amount, the Final Per Share Common Stock Amount and the Final Merger Consideration as set forth in the Statement of Final Per Share Amounts shall be final, conclusive and binding for purposes of this Agreement.

          1.9.4  Resolution by Parties.  If a Notice of Dispute is properly
                 ---------------------
given, the Parent and the Shareholders agree to negotiate in good faith and use their best efforts to resolve any disagreement with respect to the Statement of Final Per Share Amounts. If the Parent and the Shareholders shall not reach such resolution within 30 days following receipt by the Parent of a properly given Notice of Dispute, Arthur Andersen (the "Accountants") shall resolve such
                                               -----------
dispute within 30 days after its submission to them. The Parent and the Shareholders (if the dispute is resolved by them or the Statement of Final Per Share Amounts otherwise becomes final pursuant hereto without referral to the Accountants) or the Accountants (if a dispute is resolved by them) shall set forth such resolution in writing and such writing shall (i) set forth the Final Outstanding Common Stock Number, the Final Per Share Cash Amount, the Final Per Share Common Stock Amount and the Total Consideration and (ii) be final, conclusive and binding for purposes of this Agreement.

          1.9.5  Final Determination.  Within 10 business days following the
                 -------------------
final determination of the Final Outstanding Common Stock Number, the Final Per Share Cash Amount. the Final Per Share Common Stock Amount and the Total Consideration as provided in this Section 1.9, (i) the Parent shall deliver to the Shareholders (a) the cash amount, if any, by which the aggregate of the Final Per Share Cash Amounts payable to the Shareholders, as finally determined pursuant hereto, exceeds the aggregate of the Closing Per Share Cash Amounts paid to the Shareholders at the Closing; and (b) the number of shares of Parent Common Stock, if any, by which the aggregate of the Final Per Share Common Stock Amounts deliverable to the Shareholders, as finally determined pursuant hereto, exceeds the aggregate of the Closing Per Share Common Stock Amounts delivered to the Shareholders at the Closing; or (ii) the Shareholders shall deliver to the Parent (a) the cash amount, if any, by which the aggregate of the Closing Per Share Cash Amounts paid to the Shareholders at the Closing exceeds the aggregate of the Final Per Share Cash Amounts payable to the Shareholders as finally determined pursuant hereto; and (b) the number of shares of Parent Common Stock, if any, by which the aggregate of the Closing Per Share Common Stock Amounts delivered to the Shareholders at the Closing exceeds the aggregate of the Final Per Share Common Stock Amounts deliverable to the Shareholders as finally determined pursuant hereto.

          1.9.6  Expenses.  The Parent and the Shareholders shall each pay their
                 --------
own costs incurred in connection with this Section 1.9, including the fees and expenses of their respective attorneys and accountants, if any.

                       2. REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS

     The Company and Noel Romanoff, Matthew Romanoff, Cynthia Romanoff, Pamela Romanoff and Steven R. Coffin (these five Shareholders collectively referred to as the "Principal Shareholders"), jointly and severally, hereby represent and warrant to the Parent and Merger Sub as follows:

      2.1  Exhibit 2.  The statements in Exhibit 2 attached hereto are true
           ---------
and correct.

      2.2 Stock Ownership.  Notwithstanding the foregoing each Shareholder
          ---------------
severally represent that: each Shareholder owns, beneficially and of record, with full power to vote, the number of shares of Company Common Stock set forth beside each Shareholder's name on Exhibit 2.2 and such shares are so held by such Shareholder free and clear of all liens, encumbrances and adverse claims whatsoever, except for the Close Corporation Agreement described in Exhibit 2.4.

      2.3 Authority.  Notwithstanding the foregoing each Shareholder severally
          ---------
represents that: each Shareholder has full right, power, legal capacity and authority to (i) execute, deliver and perform this Agreement, and all other documents and instruments referred to herein or contemplated hereby to be executed, delivered and performed by such Shareholder (each a "Shareholder
                                                               -----------
Related Document") and (ii) consummate the transactions contemplated herein and
----------------
thereby. This Agreement has been duly executed and delivered by each Shareholder and constitutes, and any Shareholder Related Document, when duly executed and delivered by the Shareholder named a party therein will constitute, legal, valid and binding obligations of such Shareholder enforceable against the Shareholder in accordance with their respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      2.4 Consents.  Except as provided in Exhibit 2.4, no approval, consent,
          --------
order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by the Shareholders of this Agreement or any Shareholder Related Document. The execution, delivery and performance by the Shareholders of this Agreement and any Shareholder Related Documents do not violate any mortgage, indenture, contract, agreement, lease or commitment or other instrument of any kind to which any Shareholder is a party or by which any Shareholder or such Shareholder's assets or properties may be bound or affected or any law, rule or regulation applicable to such Shareholder or any court injunction, order or decree or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over such Shareholder.

      2.5 Brokers and Finders.  Except for the brokerage services of FMI, which
          -------------------
fees will be paid by the Company, prior to the determination of Total Consideration, neither the Company nor any of the Shareholders have employed any broker, finder or agent, or incurred any broker's fee or finder's fee or commission, with respect to the transactions referred to herein or contemplated hereby, nor has any of them dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto.

                      3. REPRESENTATIONS AND WARRANTIES
                         OF THE PARENT AND MERGER SUB

      3.1 Representations and Warranties.  The Parent hereby represents and
          ------------------------------
warrants to the Shareholders and the Company as follows:

          3.1.1  Organization.  The Parent is a corporation duly organized,
                 ------------
validly existing and in good standing under the laws of the State of Texas. The Parent is duly qualified or licensed as a foreign corporation authorized to do business in all states in which any of its assets or properties may be situated or where its business is conducted except where the failure to obtain such qualification or license would not have a Parent Material Adverse Effect (as defined below).

          3.1.2  Capitalization of the Parent.  As of the date of the Prospectus
                 ----------------------------
(as hereinafter defined), the total authorized and issued capital stock of Parent is as set forth in the Prospectus dated July 23, 1998, as supplemented by the Prospectus Supplement dated August 27, 1998 (the "Prospectus"). The
                                                      ----------
outstanding shares of Parent Common Stock have been duly and validly issued and are fully paid and non-assessable.

          3.1.3  Authority.  The Parent has the requisite power and authority to
                 ---------
execute, deliver and perform this Agreement and all documents and instruments referred to herein or contemplated hereby (the "Parent Related Documents") and
                                                ------------------------
to consummate the transactions contemplated herein and thereby. This Agreement has been duly executed and delivered by the Parent and constitutes, and all the Parent Related Documents, when executed and delivered by the Parent will constitute, legal, valid and binding obligations of the Parent, enforceable in accordance with their respective terms and conditions except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          3.1.4  Consents.  Except as provided on Exhibit 3.1.4, no approval,
                 --------
consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by the Parent of this Agreement or the Parent Related Documents or the consummation by the Parent of the transactions contemplated hereby, except for the filing of the Articles of Merger with the Secretary of State of the State of Ohio. The execution, delivery and performance by Parent of this Agreement and any Parent Related Documents do not violate any mortgage, indenture, contract, agreement, lease or commitment or other instrument of any kind to which the Parent is a party or by which the Parent or the Parent's assets or properties may be bound or affected or any law, rule or regulation applicable to the Parent or any court injunction, order or decree or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over the Parent.

          3.1.5  Defaults.  The Parent is not in default under or in violation
                 --------
of, and the execution, delivery and performance of this Agreement and the Parent Related Documents and the consummation by the Parent of the transactions contemplated hereby and thereby will not result in a default under or in violation of (i) any mortgage, indenture, charter or bylaw provision, contract, agreement, lease, commitment or other instrument of any kind to which the Parent is a party or by which the Parent or any of its properties or assets may be bound or affected or (ii) any law, rule or regulation applicable to the Parent or any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over the Parent, which default or violation prevents the Parent from consummating the transactions contemplated hereby or is reasonably likely to have a Parent Material Adverse Effect.

          3.1.6  Investment Company.  The Parent is not an "investment company"
                 ------------------
or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          3.1.7  Financial Statements.  The Parent has provided certain
                 --------------------
financial statements to the Shareholders in the Prospectus ("Parent Financial
                                                             ----------------
Statements") and such Parent Financial Statements have been prepared in
----------
accordance with GAAP and fairly present the consolidated financial position, results of operations and cash flows of the Parent and its then existing consolidated subsidiaries as of the dates and for the periods indicated, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto. The books and records of the Parent have been kept in reasonable detail and accurately and fairly reflect the transactions of the Parent.

          3.1.8  Taxes.  The Parent has either accrued, discharged or caused to
                 -----
be discharged, as the same have become due, or the Parent Financial Statements contain adequate accruals and reserves for, all taxes, interest thereon, fines and penalties of every kind and character, attributable or relating to the properties and business of the Parent for the period ended covered by the Parent Financial Statements.

          3.1.9  Full Authority.  The Parent has the corporate power and
                 --------------
authority and has obtained all licenses, permits, qualifications, and other documentation (including permits required under applicable Environmental Law, as defined in Exhibit 2) necessary to own and/or operate its businesses, properties and assets and to carry on its businesses as being conducted on the date of this Agreement, except such licenses, permits, qualifications or other documentation, the failure to obtain which is not reasonably likely to result in a Parent Material Adverse Effect, and such businesses are now being conducted and such assets and properties are being owned and/or operated in compliance with all applicable laws (including Environmental Law), ordinances, rules and regulations of any governmental agency of the United States, any state or political subdivision thereof, or any foreign jurisdiction, all applicable court or administrative agency decrees, awards and orders and all such licenses, permits, qualifications and other documentation, except where the failure to comply will not have a Parent Material Adverse Effect, and there is no existing condition or state of facts that would give rise to a violation thereof or a liability or default thereunder that is reasonably likely to have a Parent Material Adverse Effect.

          3.1.10  Disclosure.  No representation or warranty by the Parent in
                  ----------
this Agreement and no statement contained in any final prospectus delivered by the Parent to the Shareholders pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading.

          3.1.11  Parent Material Adverse Effect.  The term "Parent Material
                  ------------------------------             ---------------
Adverse Effect" shall mean an adverse effect on the properties, assets,
--------------
financial position, results of operations, long-term debt, other indebtedness, cash flows or contingent liabilities of the Parent and its consolidated subsidiaries, taken as a whole, in an amount of $100,000 or more.

          3.1.12  Brokers and Finders.  The Parent has not employed any broker,
                  -------------------
finder or agent, or incurred any broker's fee or commission, with respect to any transactions referred to herein or contemplated hereby and has not dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto.

          3.1.13  Parent Common Stock.  All shares of Parent Common Stock to be
                  -------------------
issued by Parent pursuant to the Merger, when issued in accordance with this Agreement, will be registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), will
                                                       --------------
promptly after Closing be listed for trading on the New York Stock Exchange and will be validly issued, fully paid and nonassessable and, subject to the requirements of Rules 144 and 145 promulgated pursuant to the Securities Act and the Stock Transfer Restriction Agreement, will be freely tradeable without restrictions.

      3.2 Representations and Warranties Concerning the Merger Sub.  The Parent
          --------------------------------------------------------
and Merger Sub, jointly and severally, hereby represent and warrant to the Shareholders and the Company as follows:

          3.2.1  Organization and Standing.  Merger Sub is a corporation duly
                 -------------------------
incorporated, validly existing and in good standing under the laws of the State of Ohio.

          3.2.2  Capital Structure.  The authorized capital stock of Merger Sub
                 -----------------
consists of 850 shares of common stock, without par value, 850 of which are validly issued and outstanding, fully paid and nonassessable and are owned by the Parent free and clear of all liens, encumbrances and adverse claims.

          3.2.3  Authority.  Merger Sub has the corporate power and authority to
                 ---------
execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Merger Sub of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and the Parent as its sole shareholder, and, except for the corporate filings required by state law, no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement and the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by Merger Sub and (assuming the due authorization, execution and delivery hereof by the Company) constitutes a valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

           4. CERTAIN COVENANTS, AGREEMENTS AND PRE-CLOSING MATTERS

      4.1 Agreements of the Shareholders to be Effective Upon Closing.
          -----------------------------------------------------------
Effective upon Closing, and without further action on the part of any party or other person, the Shareholders covenant and agree as follows:

           4.1.1 Covenant Not to Compete.
                 -----------------------

          (a) For the considerations specified in this Agreement and in recognition that the covenants by the Principal Shareholders in this Section are a material inducement to the Parent to enter into and perform this Agreement, each Principal Shareholder agrees that for the period from the Closing Date to the later to occur of (a) the date which is five years after the Closing Date or (b) the date which is one year following any termination of such Principal Shareholder's employment with the Surviving Corporation or any of its affiliates (as defined in Exhibit 2), regardless of the reason for such termination, such Principal Shareholder will not represent, engage in, carry on, or have a financial interest in, directly or indirectly, individually, as a member of a partnership or limited liability company, equity owner, shareholder (other than as a shareholder of less than one percent of the issued and outstanding stock of a publicly-held company whose gross assets exceed $100 million), investor, owner, officer, director, trustee, manager, employee, agent, associate or consultant engage in any business which directly competes with any of the services or products produced, sold, conducted, developed, or in the process of development by the Company on the Closing Date (or, if clause
     (b) above is applicable, on the date of termination of the Principal Shareholder's employment), including any indoor air quality, heating, electrical, ventilation, air conditioning, appliance, mechanical construction, plumbing or sewer cleaning products or services within a 100-mile radius of the city of Toledo, Ohio, except that the geographic restriction contained in this paragraph shall not apply to Matthew Romanoff, rather the covenant contained herein shall apply to him only within the areas covered under the Company's agreement with the Local 8 of the IBEW.

          (ii) For the considerations specified in this Agreement and in recognition that the covenants by the Shareholders, other than the Principal Shareholders, in this Section are a material inducement to the Parent to enter into and perform this Agreement, each Shareholder, other than the Principal Shareholders, agrees that for the period from the Closing Date to the earlier to occur of (a) the date which is three years after the Closing Date or (b) the date which is one year following any voluntary termination by a Shareholder of such Shareholder's employment with the Surviving Corporation or any of its affiliates (as defined in Exhibit 2). If a Shareholder's employment is terminated by the Company, for any reason, the non-compete period shall expire at the time of such termination. If the non-compete is in effect, such Shareholder will not represent, engage in, carry on, or have a financial interest in, directly or indirectly, individually, as a member of a partnership or limited liability company, equity owner, shareholder (other than as a shareholder of less than one percent of the issued and outstanding stock of a publicly-held company whose gross assets exceed $100 million), investor, owner, officer, director, trustee, manager, employee (other than as an electrician, with tools, in the field), agent, associate or consultant engage in any business which directly competes with any of the services or products produced, sold, conducted, developed, or in the process of development by the Company on the Closing Date (or, if clause (b) above is applicable, on the date of termination of such Shareholder's employment), including any indoor air quality, heating, electrical, ventilation, air conditioning, appliance, mechanical construction, plumbing or sewer cleaning products or services within the areas covered under the Company's agreement with the Local 8 of the IBEW.

          (iii) The Shareholders agree that the limitations set forth herein on each Shareholder's rights to compete with the Parent and its affiliates as set forth in clauses (i) & (ii) are reasonable and necessary for the protection of Parent and its affiliates. In this regard, each Shareholder specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on his activities specified herein, are reasonable and necessary for the protection of the Parent and its affiliates. Each Shareholder agrees that, in the event that the provisions of this Section should ever be deemed to exceed the scope of business, time or geographic limitations permitted by applicable law, such provisions shall be and are hereby reformed to the maximum scope of business, time or geographic limitations permitted by applicable law.

          (iv) In recognition of the greater value of the agreements of Noel Romanoff, Cynthia Romanoff and Steven R. Coffin not to compete with the Surviving Corporation, the Parent agrees to pay them the following amounts:
     Noel Romanoff ($1,350,000); Cynthia Romanoff ($400,000); and Steven R. Coffin ($2,250,000). Such amounts shall be payable on January 5, 1999 and shall be represented by promissory notes in the form set forth in Exhibit 4.1.1.

          (v) Each Shareholder agrees that the remedy at law for any breach by such Shareholder of this Section 4.1.1 will be inadequate and that the Parent shall be entitled to injunctive relief.

          4.1.2  Release.  Effective as of the Effective Time, the Shareholders
                 -------
do hereby (i) release, acquit and forever discharge the Surviving Corporation from any and all liabilities, obligations, claims, demands, actions or causes of action arising from or relating to any event, occurrence, act, omission or condition occurring or existing on or prior to the Effective Time, including, without limitation, any claim for indemnity or contribution from the Surviving Corporation in connection with the obligations or liabilities of the Shareholders hereunder, except for salary and benefits payable to the Shareholders as an employee in the ordinary course of business and claims of the Shareholders pursuant to Section 6.2.2 of this Agreement; (ii) waive all breaches, defaults or violations of any agreement applicable to the Company Common Stock and agree that any and all such agreements are terminated as of the Effective Time, and (iii) waive any and all preemptive or other rights to acquire any shares of capital stock of the Company and release any and all claims arising in connection with any prior default, violation or failure to comply with or satisfy any such preemptive or other rights.

      4.2 Elimination of Expense.  Prior to Closing, the Shareholders will
          ----------------------
produce evidence to the satisfaction of the Parent and its lenders that the expenses of the Company as described in paragraph 2.1 to Exhibit 1 hereto have been eliminated as expenses of the Surviving Corporation as of and following the Closing Date.

      4.3 Purchase of Certain Receivables and Retainages. If any accounts
          ----------------------------------------------
receivable (other than retainages) included in the assets of the Company for purposes of determining the Total Consideration pursuant to Exhibit 1 remain unpaid in full on the date that occurs 120 days following the Closing, the Shareholders shall, upon written request by the Parent made on or before the date that occurs 130 days following the Closing, purchase the same from the Surviving Corporation, without recourse, for the uncollected face amount thereof (net of any reserve therefor for bad debts on the books of the Company on the Closing). Such purchase by the Shareholders shall be pro rata based on their ownership of the shares of Company Common Stock on the Closing Date. If any retainages on the balance sheet as of the Closing Balance Sheet Date are not collected (after considering any reserves thereto as of the Closing Balance Sheet Date) by the Company within six months of the date such project receives final building code inspection, Principal Shareholders shall, upon written request of the Parent, pay to the Company in cash the value of such retainage on the Balance Sheet as of the Closing Balance Sheet Date net of any reserves on such balance sheet for the uncollectibility of such retainages. Such purchase by the Principal Shareholders shall be pro rata based on their ownership of shares of Company Common Stock on the Closing Date.

      4.4 Certain Payables and Receivables.  On or prior to Closing, the
          --------------------------------
Shareholders shall cause to be paid in full in cash all accounts receivable, notes receivable and advances payable by the Shareholders to the Company and the Company shall pay in full in cash all accounts payable, notes payable and advances payable by the Company to the Shareholders.

      4.5 Pre-Closing Covenants and Agreements.  The Shareholders and the
          ------------------------------------
Company jointly and severally agree as set forth in Exhibit 4.5 attached hereto.

      4.6 Confidentiality.  Prior to the Effective Time, none of the Parent,
          ---------------
Merger Sub, the Company or the Shareholders will disclose the terms of this Agreement or the Merger to any person other than their respective directors, officers, agents or representatives, except as otherwise provided herein or unless required by law. The Company may make appropriate disclosures of the general nature of the Merger to its employees, vendors and customers to protect the Company's goodwill and to facilitate the Closing. The Parent and Merger Sub may disclose pertinent information regarding the Merger to its existing and prospective investors, lenders, or investment bankers or financial advisors for the purpose of obtaining financing and may describe this Agreement and the transactions contemplated hereby in any registration statement filed by the Parent under the Securities Act and in reports filed by the Parent under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and may file this Agreement as an exhibit to any thereof. The Parent may also make appropriate disclosures of the general nature of the Merger and the identity, nature and scope of the Company's operations to prospective acquisition candidates in connection with the Parent's efforts to effect additional acquisitions. Each party will have mutual approval rights with respect to written employee presentations concerning the prospective merger.

      4.7 Taxable Transaction and Allocation of Merger Consideration.  Unless
          ----------------------------------------------------------
the other parties shall otherwise agree in writing, none of the Shareholders, the Parent, Merger Sub, the Company or the Surviving Corporation shall knowingly take or fail to take any action, that would jeopardize the treatment of the Merger as a taxable transaction and the election by the parties under Section 338(h)(10) of the Code. The Shareholders shall join with Parent in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local or foreign tax law (collectively, a "Section 338(h)(10) Election")) with respect to the Merger and Parent's acquisition of the stock of the Company hereunder. The parties agree that Total Consideration shall be allocated to the assets of the Company under Section 338(h)(10) according to the book value of the assets shown on the Closing Date Balance Sheet with the balance allocated to goodwill. The parties agree to file their federal, state and local income tax returns on the basis of such allocation and that none of the parties shall thereafter take a tax return position inconsistent with such allocation unless such inconsistent position shall arise out of or through an audit or other inquiry or examination by the Internal Revenue Service or other taxing authority.

      4.8 Company Plans.  Except as otherwise contemplated by this Agreement,
          -------------
the Company Plans (as defined in Exhibit 2) described on Exhibit 4.8 in effect at the date of this Agreement will remain in effect unless otherwise determined by the Parent after the Effective Time; the Company pension and health plans will be continued in their present form until December 31, 1998. Parent shall make every reasonable effort to replace existing Company Plans with substantially similar plans.

      4.9 Discharge of Indebtedness, Releases, Etc.  Within thirty (30) days
          -----------------------------------------
after the Effective Time, the Parent shall cause the indebtedness of the Company referred to in Exhibit 4.9 attached hereto ("Terminated Obligations") to be paid
                                             ----------------------
in full or refinanced on terms acceptable to the Parent.

      4.10 HSR Act.  The Parent, the Shareholders and the Company shall take all
           -------
reasonable actions necessary to make all filings, if any, required under The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") in
                                                                   -------
connection with the transaction contemplated hereby and to obtain the termination or expiration of the waiting period thereunder.

      4.11  Preparation of Tax Returns for Pre-Closing Periods.   The
            ---------------------------------------------------
Shareholders Representative (which for purposes of this Section 4.11 shall be deemed to be Steven R. Coffin) shall, at the Shareholders' expense, be responsible for preparing a draft of all tax returns due after the Closing Date relating to periods ending on or before the Closing Date ("Draft Tax Returns"). The Shareholders Representative shall (i) in respect of the Draft Tax Returns, determine the income, gain, expenses, losses, deductions and credits of the Company in a manner consistent with prior practice and in a manner that apportions such income, gain, expenses, losses, deductions and credits under the Company's normal method of accounting pursuant to Treas. Reg. Section 1.1362-3(b)(3) and (a) and (ii) prepare such returns in a manner consistent with prior years. The Parent shall cause the Company to provide the Shareholders Representative and his accountants full access to the books, records, facilities and employees of the Company and shall cooperate fully with the Shareholders Representative's accountants, in each case to the extent required by the Shareholders Representative's accountants, in order to prepare the Draft Tax Returns; provided, however, that (A) such review shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Company and (B) the Parent shall not be required to supply the Shareholders Representative with any information which the Parent shall be under a legal obligation not to supply, so long as the Parent provides the Shareholders Representative with a detailed written explanation as to why it is under a legal obligation not to supply such information.

As soon as practicable after the Draft Tax Returns are prepared, but in any event within 75 calendar days prior to the due date of such returns, as such due date may be extended, the Shareholders Representative shall provide the Parent the Draft Tax Returns and the work papers relating to the same for the Company's and the Parent's accountants' review. Within 15 calendar days of the receipt by the Parent of the Draft Tax Returns, the Parent's accountants shall provide to the Parent, with a copy to the Shareholders Representative, a report indicating their agreement or objections to the Draft Tax Returns. Any such objections shall be set forth in reasonable detail in a report (the "Parent's Tax Return Report") that shall indicate the grounds upon which the Parent's accountants dispute that the Draft Tax Returns are correct or otherwise prepared on a basis consistent with that applied in the preparation of the tax returns for prior years. Within 15 calendar days of the receipt by the Parent and the Shareholders Representative of the Parent's Tax Return Report, the Parent and Shareholders Representative shall endeavor to agree on any matters in dispute. If the Parent and the Shareholders Representative are unable to agree on any matters in dispute within 15 calendar days after the receipt of the Parent's Tax Return Report, the matters in dispute will be submitted for resolution to the National Office of [Arthur Andersen] or such other independent accounting firm of national reputation as may be mutually acceptable to the Shareholders Representative and the Parent (the "Independent Tax Accounting Firm") which shall, within 30 calendar days of such submission, determine and issue a written report to the Shareholders Representative and the Parent upon such disputed items and such written decision shall be final and binding upon the parties. The Shareholders Representative and the Parent agree to cooperate with each other and each other's representatives to enable the Independent Tax Accounting Firm to render a written decision as promptly as possible. The fees and disbursements of the Independent Tax Accounting Firm shall be shared equally by the Shareholders and the Parent. The final tax returns incorporating the resolution of the matters in dispute (if any) (the "Final Tax Returns") shall have the legal effect of an arbitral decision and shall be final, binding and conclusive on the parties hereto. In acting under this Agreement, the Parent's Tax Accountants, the Shareholders Representative's accountants, and the Independent Tax Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

                 5. CONDITIONS PRECEDENT; CLOSING DELIVERIES

       5.1 Conditions Precedent to the Obligations of the Parent and Merger Sub.
           ---------------------------------------------------------------------
The obligations of the Parent and Merger Sub to effect the Merger under this Agreement are subject to the satisfaction of each of the following conditions, unless waived by the Parent in writing to the extent permitted by applicable law:

           5.1.1  Accuracy of Representations and Warranties.  The
                   ------------------------------------------
representations and warranties of the Shareholders and the Company contained in this Agreement, including Exhibit 2 and the Disclosure Schedule referred to therein and the other Exhibits provided by the Shareholders or the Company pursuant to this Agreement or in any closing certificate or document delivered to the Parent pursuant hereto shall be true and correct at and as of the Closing Date as though made at and as of that time other than such representations and warranties as are specifically made as of another date, and Noel Romanoff, Cynthia Romanoff and Steven R. Coffin and the Company shall each have delivered to the Parent and Merger Sub a certificate to that effect.

           5.1.2  Performance of Covenants.  The Shareholders and the Company
                  ------------------------
shall have performed and complied with all covenants of this Agreement to be performed or complied with by them at or prior to the Closing Date, and the Shareholders and the Company shall each have delivered to the Parent and Merger Sub a certificate to that effect.

           5.1.3  Legal Actions or Proceedings.  No legal action or proceeding
                  ----------------------------
shall have been instituted after the date hereof against the Company or against the Parent or Merger Sub arising by reason of the acquisition of the Company pursuant to this Agreement, which is reasonably likely (i) to restrain, prohibit or invalidate the consummation of the transactions contemplated by this Agreement, (ii) to have a Company Material Adverse Effect or (iii) to have a Parent Material Adverse Effect after giving effect to the consummation of the transactions contemplated by this Agreement, and the Shareholders and the Company shall each have delivered to the Parent and Merger Sub a certificate to the effect none of the foregoing shall have occurred with respect to it.

          5.1.4  Approvals.  The Company and the Principal Shareholders shall
                 ---------
have procured all of the consents, approvals and waivers of third parties or any regulatory body or authority, whether required contractually or by applicable law or otherwise necessary for the execution, delivery and performance of this Agreement (including the Company Related Documents and the Shareholder Related Documents) by the Company and the Shareholders prior to the Closing Date, and Noel Romanoff, Cynthia Romanoff and Steven R. Coffin and the Company shall each have delivered to the Parent and Merger Sub a certificate to that effect.

          5.1.5  Closing Deliveries.  All documents required to be executed or
                 ------------------
delivered at Closing by the Shareholders pursuant to Section 5.3 of this Agreement shall have been so executed and delivered.

          5.1.6  No Casualty, Loss or Damage.  No material casualty, loss or
                 ---------------------------
damage not fully covered by insurance shall have occurred on or prior to the Effective Time to any of the properties or assets of the Company.

          5.1.7  Licenses, etc.  The Company shall have obtained all such
                 -------------
licenses and permits as are legally required for the continued operation of the business after the Effective Time, except such licenses and permits, the absence of which will not have a Company Material Adverse Effect.

          5.1.8  No Material Adverse Change.  Since the Balance Sheet Date (as
                 --------------------------
defined in Exhibit 2), there shall not have been any event that in the reasonable judgment of the Parent materially adversely affects the properties, assets, financial condition, results of operations, cash flows, businesses or prospects of the Company.

          5.1.9  Certain Corporate Actions.  All necessary director and
                 -------------------------
shareholder resolutions, waivers and consents required to consummate the transactions contemplated hereunder shall have been executed and delivered.

          5.1.10  HSR Act.  All required filings, if any, under HSR Act with
                  -------
respect to the transactions contemplated hereby shall have been made and the waiting periods thereunder shall have been terminated or shall have expired.

          5.1.11  Section 338(h)(10) Election.  The Company and Shareholders
                  ---------------------------
shall have properly executed all elections required by Section 338(h)(10) of the Code.

      5.2 Conditions Precedent to the Obligations of the Shareholders and the
          -------------------------------------------------------------------
Company.  The obligations of the Shareholders and the Company under this
-------
Agreement are subject to the satisfaction of each of the following conditions, unless waived by the Shareholders and the Company in writing to the extent permitted by applicable law:

          5.2.1  Accuracy of Representations and Warranties.  The
                 ------------------------------------------
representations and warranties of the Parent and Merger Sub contained in this Agreement or in any closing certificate or document delivered to the Shareholders or the Company pursuant hereto shall be true and correct on and as of the Closing Date as though made at and as of that date other than such representations and warranties as are specifically made as of another date, and the Parent and Merger Sub shall have delivered to the Shareholders and the Company a certificate to that effect.

          5.2.2  Performance of Covenants.  The Parent and Merger Sub shall have
                 ------------------------
performed and complied with all covenants of this Agreement to be performed or complied with by them at or prior to the Closing Date and the Parent and Merger Sub shall have delivered to the Shareholders and the Company a certificate to such effect.

          5.2.3  Approvals.  The Parent shall have procured all of the consents,
                 ---------
approvals and waivers specified in Exhibit 3.1.4 prior to the Closing Date, and the Parent shall have delivered to the Shareholders and the Company a certificate to that effect.

          5.2.4  Closing Deliveries.  All documents required to be executed or
                 ------------------
delivered at Closing by the Parent pursuant to Section 5.4 of this Agreement shall have been so executed and delivered.

          5.2.5  HSR Act.  All required filings, if any, under the HSR Act with
                 -------
respect to the transactions contemplated hereby shall have been made and the waiting periods thereunder shall have been terminated or shall have expired.

      5.3 Deliveries by the Shareholders at the Closing.  At the Closing,
          ---------------------------------------------
simultaneously with the deliveries by the Parent specified in Section 5.4 below, and in addition to any deliveries required to be made by the Shareholders and the Company pursuant to any other transaction document at the Closing, the Shareholders shall deliver or cause to be delivered to the Parent the following:

          5.3.1  Closing Certificates.  The Shareholders and the Company shall
                 --------------------
deliver the certificates required pursuant to Sections 5.1.1, 5.1.2, 5.1.3 and 5.1.4.

          5.3.2  Stock Transfer Restriction Agreement.  Each Shareholder shall
                 ------------------------------------
execute and deliver a Stock Transfer Restriction Agreement on the Closing Date, effective as of the Effective Time, substantially in the form set forth in
Exhibit 5.3.2A Noel Romanoff, Matthew Romanoff and Pamela Romanoff shall execute and deliver a Stock Transfer Restriction Agreement on the Closing Date, effective as of the Effective Time, substantially in the form set forth in
Exhibit 5.3.2B

          5.3.3  Employment Agreements.  Each of the Shareholders and certain
                 ---------------------
other employees of the Company specified on Exhibit 5.3.3 shall: execute and deliver an Employment Agreement with the Company on the Closing Date, effective as of the Effective Time.

          5.3.4  Lease Agreement.  The Shareholders shall cause the owner of the
                 ---------------
property located at 5055 Enterprise Blvd., Toledo, Ohio 43612 to execute and deliver a lease agreement with the Surviving Corporation substantially in the form attached as Exhibit 5.3.4. (the "Lease") or, at the option of the Parent,
                                      -----
assume the existing lease on such property.

          5.3.5  Opinion of Counsel for the Shareholders and the Company.  The
                 -------------------------------------------------------
Shareholders shall deliver the favorable opinion of Spengler Nathanson P.L.L., counsel to the Shareholders and the Company, dated the Effective Time, substantially in the form and to the effect set forth in Exhibit 5.3.5 attached hereto.

          5.3.6  Documents, Stock Certificates.  The Shareholders shall execute
                 -----------------------------
and deliver the documents, certificates, opinions, instruments and agreements required to be executed and delivered by the Company or its officers or directors or the Shareholders at the Closing as contemplated hereby or as may be reasonably requested by the Parent and shall deliver or cause to be delivered the documents and evidence required under Section 4. Stock Certificates representing all of the outstanding Company Common Stock and properly executed and completed letters of transmittal shall be delivered by the Shareholders to the Parent.

          The consummation of the Closing shall not be deemed to be a waiver by the Parent or the Surviving Corporation of any of their rights or remedies against the Company or any of the Shareholders hereunder for any breach of warranty, covenant or agreement by the Company or any of the Shareholders herein irrespective of any knowledge of or investigation made by or on behalf of the Parent or Merger Sub; provided, however, that if the Company shall disclose in writing to the Parent prior to the

Closing Date a specified breach of a specifically identified representation, warranty, covenant or agreement of the Company or the Shareholders herein by the Company or any of the Shareholders, and requests a waiver thereof by the Parent, and the Parent shall waive any such specifically identified breach in writing prior to the Closing Date, the Parent and the Surviving Corporation, for themselves and for each Parent Indemnified Party (as defined below), shall be deemed to have waived their respective rights and remedies hereunder for, and the Shareholders shall have no liability with respect to, any such specifically identified breach, to the extent so identified by the Company and so waived by the Parent.

      5.4 Deliveries by the Parent at the Closing.  At the Closing,
          ---------------------------------------
simultaneously with the deliveries by the Shareholders specified in Section 5.3 above, and in addition to any other deliveries to be made by the Parent and Merger Sub pursuant to any other transaction document at the Closing, the Parent shall deliver or cause to be delivered to the Shareholders the following:

          5.4.1  Closing Certificates.  The Parent and Merger Sub shall deliver
                 --------------------
the certificates required pursuant to Sections 5.2.1, 5.2.2 and 5.2.3.

          5.4.2  Opinion of Counsel for the Parent and Merger Sub.  The Parent
                 ------------------------------------------------
shall deliver the favorable opinion of its legal counsel dated the Effective Time, substantially in the form and to the effect set forth in Exhibit 5.4.2.

          5.4.3  Closing Merger Consideration.  The Parent shall deliver the
                 ----------------------------
Closing Merger Consideration to the Shareholders by delivering the Closing Per Share Cash Amount for the Converted Shares as provided in Exhibit 1 and providing evidence to the Shareholders' of notification of the Parent's stock transfer agent with respect to issuance of certificates representing the Closing Per Share Common Stock Amount applicable to the Converted Shares.

          5.4.4  Other Agreements.  The Parent shall have delivered the
                 ----------------
employment agreements described in Section 5.3.3. of this Agreement.

          The consummation of the Closing shall not be deemed to be a waiver by the Shareholders of any of the Shareholders' rights or remedies hereunder for breach of any warranty, covenant or agreement herein by the Parent or Merger Sub irrespective of any knowledge of or investigation with respect thereto made by or on behalf of any Shareholders; provided, however, that if the Parent shall disclose in writing to the Shareholders prior to the Closing a specified breach of a specifically identified representation, warranty, covenant or agreement of the Parent or Merger Sub contained herein by the Parent or Merger Sub, and requests a waiver thereof by the Company and the Shareholders, and the Company and the Shareholders shall waive any such specifically identified breach in writing prior to the Closing, the Company and the Shareholders, for themselves and their heirs, legal representatives, successors and assigns, shall be deemed to have waived their rights and remedies hereunder for, and the Parent and Merger Sub shall have no liability or obligation with respect to, any such specifically identified breach, to the extent so identified by the Parent and waived by the Company and the Shareholders.

                        6. SURVIVAL, INDEMNIFICATIONS

      6.1 Survival.  The representations and warranties set forth in this
          --------
Agreement and the other documents, instruments and agreements contemplated hereby shall survive after the date hereof to the extent provided herein. The representations and warranties of the Shareholders and the Company herein and in the Shareholder Related Documents and the Company Related Documents (as defined in Exhibit 2) other than those of the Shareholders and the Company in Sections 2.2, 2.3, 2.4 and in Sections 2 and 3 of Exhibit 2 shall survive for a period of 36 months after the Closing Date and the representations and warranties of the Shareholders and the Company contained in Sections 2.2, 2.3, 2.4 and in Sections 2 and 3 of Exhibit 2 shall survive for the maximum period permitted by applicable law. The representations and warranties of the Parent herein and in the Parent Related Documents, other than those in Sections 3.1.3 and 3.1.4, shall survive for a period of 36 months after the Closing Date and the representations and warranties of the Parent contained in Sections 3.1.3 and 3.1.4 shall survive for the maximum period permitted by applicable law. The periods of survival of the representations and warranties as stated above in this Section 6.1 are referred to herein as the "Survival Period." The liabilities of the parties under their respective
 ---------------
representations and warranties shall expire as of the expiration of the applicable Survival Period and no claim for indemnification may be made with respect to any breach of any representation or warranty, the applicable Survival Period of which shall have expired, except to the extent that written notice of such breach shall have been given to the party against which such claim is asserted on or before the date of such expiration. The covenants and agreements of the parties herein (including but not limited to Exhibit 4.5) and in other documents and instruments executed and delivered in connection with the closing of the transactions contemplated hereby shall survive for the maximum period permitted by law.

      6.2 Indemnification.
          ---------------

          6.2.1  Parent Indemnified Parties.  Subject to the provisions of
                 --------------------------
Sections 6.1 and 6.3 hereof, the Shareholders shall indemnify, save and hold harmless the Parent, the Surviving Corporation, Merger Sub and any of their assignees (including lenders) and all of their respective officers, directors, employees, representatives, agents, advisors and consultants and all of their respective heirs, legal representatives, successors and assigns (collectively the "Parent Indemnified Parties") from and against any and all damages,
     --------------------------
liabilities, losses, loss of value (including the value of adverse effects on cash flow or earnings), claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs, including reasonable attorneys' fees and court costs (collectively "Losses") arising from, out of or in any manner
                           ------
connected with or based on:

          (i) the breach of any covenant of a Shareholder or the Company or the failure by any such Shareholder or the Company to perform any obligation of such Shareholders or the Company contained herein or in any Company Related Document or Shareholder Related Document;

          (ii) any inaccuracy in or breach of any representation or warranty of any such Shareholder contained herein or in any Shareholder Related Document;

          (iii) any inaccuracy in or breach of any representation or warranty of the Company contained herein or in any Company Related Document;

          (iv) indemnification payments made by the Company or the Surviving Corporation to the Company's present or former officers, directors, employees, agents, consultants, advisors or representatives in respect of actions taken or omitted to be taken prior to the Closing; and

          (v) any act, omission, occurrence, event, condition or circumstance occurring or existing at any time on or before the Effective Time and involving or related to the assets, properties, business or operations now or previously owned or operated by the Company and not (a) disclosed with reasonable specificity in the Disclosure Schedule or (b) disclosed in the Company Financial Statements (as defined in Exhibit 2) or included as liabilities for purposes of determining the Stockholders' Equity Addition and the Stockholders' Equity Deduction.

     The foregoing indemnities shall not limit or otherwise adversely affect the Shareholders' rights to indemnity for Losses under Section 6.2.2

          6.2.2  Parent Indemnity.  Subject to the provisions of Sections 6.1
                 ----------------
and 6.3, the Parent shall indemnify, save and hold harmless the Shareholders and each Shareholder's heirs, legal representatives, successors and assigns from and against all Losses arising from, out of or in any manner connected with or based on:

          (i) any breach of any covenant of the Parent or Merger Sub or the failure by the Parent or Merger Sub to perform any of its obligations contained herein or in the Parent Related Documents;
          (ii) any inaccuracy in or breach of any representation or warranty of the Parent or Merger Sub contained herein or in the Parent Related Documents;
          (iii) any failure by the Surviving Corporation to satisfy the Terminated Obligations pursuant to Section 4.9 of this Agreement and to secure the release of any personal guarantees issued by any Shareholder; and
          (iv) any act, omission, event, condition or circumstance occurring or existing at any time after (but not on or before) the Effective Time and involving or relating to the assets, properties, businesses or operations of the Company; provided, however, that this clause (iii) shall not apply to any Losses to the extent that such Losses result from any Shareholder's acts or omissions after the Effective Time as an officer, director and/or employee of the Parent, the Surviving Corporation and/or any other affiliate of the Parent.

          (v) any personal income tax liability any Shareholder may incur as a result of the Company's S-Corporation status for operations of the Company in August 1998.

The foregoing indemnities shall not limit or otherwise adversely affect the Parent Indemnified Parties' rights of indemnity for Losses under Section 6.2.1.

      6.3 Limitations.  No claim under Section 6.2.1 may be made until the
          -----------
aggregate of all Losses for which claims for indemnification under such Section exceeds $100,000 (the "Threshold"), but all Losses (including, without
                       ---------
limitation, those below the amount of the Threshold) may be recovered under such Section once the Threshold has been exceeded. The aggregate liability of the Shareholders under Sections 6.2.1 shall not exceed the cash amount equal to the Total Consideration with the Parent Common Stock being valued at the Parent Common Stock Value for such purpose. The aggregate liability of the Parent under
Section 6.2.2 shall not exceed the cash amount equal to the Total Consideration with the Parent Common Stock being valued at the Parent Common Stock Value for such purpose. Each Shareholder shall be solely responsible for his or her representations and warranties contained in Sections 2.2 and 2.3. For all other representations and warranties, the Parent Indemnified Parties shall be entitled to indemnification only from the Principal Shareholders, with each such Principal Shareholder being liable for a proportionate share of such indemnification determined by the shares of Company Common Stock owned by such Principal Shareholder prior to the Effective Date to the aggregate of all Company Common Stock owned by all Principal Shareholders prior to the Effective Date.

      6.4 Procedures for Indemnification.
          ------------------------------

          6.4.1  Notice.  The party (the "Indemnified Party") that may be
                 ------                   -----------------
to give entitled to indemnity hereunder shall give prompt notice to any party obligated indemnity hereunder (the "Indemnifying Party") of the assertion of
                                    ------------------
any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. Any failure on the part of any Indemnified Party to give the notice described in this Section 6.4.1 shall relieve the Indemnifying Party of its obligations under this Article 6 only to the extent that such Indemnifying Party has been prejudiced by the lack of timely and adequate notice (except that the Indemnifying Party shall not be liable for any expenses incurred by the Indemnified Party during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly (and in any event within 10 days thereof) after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such claim, action, suit or proceeding.

          6.4.2  Legal Defense.  The Parent shall have the obligation to assume
                 -------------
the defense or settlement of any third-party claim, suit, action or proceeding in respect of which indemnity may be sought hereunder, provided that (i) the Shareholders shall at all times have the right, at the Shareholders' option, to participate fully therein, and (ii) if the Parent does not proceed diligently to defend the third-party claim, suit, action or proceeding within 10 days after receipt of notice of such third-party claim, suit, action or proceeding, the Shareholders shall have the right, but not the obligation, to undertake the defense of any such third-party claim, suit, action or proceeding.

          6.4.3  Settlement.  The Indemnifying Party shall not be required to
                 ----------
indemnify the Indemnified Party with respect to any amounts paid in settlement of any third-party suit, action, proceeding or investigation entered into without the written consent of the Indemnifying Party; provided, however, that if the Indemnified Party is a Parent Indemnified Party, such third-party suit, action, proceeding or investigation may be settled without the consent of the Indemnifying Party on 10 days' prior written notice to the Indemnifying Party if such third-party suit, action, proceeding or investigation is then unreasonably interfering with the business or operations of the Company or the Surviving Corporation and the settlement is commercially reasonable under the circumstances; and provided further, that if the Indemnifying Party gives 10 days' prior written notice to the Indemnified Party of a settlement offer which the Indemnifying Party desires to accept and to pay all Losses with respect thereto ("Settlement Notice") and the Indemnified Party fails or refuses to
          -----------------
consent to such settlement within 10 days after delivery of the Settlement Notice to the Indemnified Party, and such settlement otherwise complies with the provisions of this Section 6.4, the Indemnifying Party shall not be liable for Losses arising from such third-party suit, action, proceeding or investigation in excess of the amount proposed in such settlement offer. Notwithstanding the foregoing, no Indemnifying Party will consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party, if such judgment or settlement imposes any obligation or liability upon the Indemnified Party other than the execution, delivery or approval thereof and customary releases of claims with respect to the subject matter thereof.

          6.4.4  Cooperation.  The parties shall cooperate in defending any
                 -----------
such third-party suit, action, proceeding or investigation, and the defending party shall have reasonable access to the books and records, and personnel in the possession or control of the Indemnified Party that are pertinent to the defense. The Indemnified Party may join the Indemnifying Party in any suit, action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such Indemnified Party pursuant to this Agreement.

      6.5  Subrogation.  Each Indemnifying Party hereby waives for itself,
           -----------
himself or herself and its, his or her affiliates (as defined in Exhibit 2) any rights to subrogation against any Indemnified Party or such Indemnified Party's insurers for Losses arising from any third-party claims for which the Indemnifying Party is liable or against which the Indemnifying Party indemnifies any Indemnifying Party and, if necessary, each Indemnifying Party shall obtain waivers of such subrogation from its, his or her insurers, if obtainable.

                                7. TERMINATION

      7.1 Grounds for Termination.  This Agreement may be terminated at any time
          -----------------------
prior to the Closing Date:

          7.1.1 Mutual Consent.  By the written agreement of the Company and
                --------------
the Parent; or

          7.1.2  Optional By the Company.  By the Company by written notice to
                 -----------------------
the Parent, if the Closing shall have failed to occur by 5:00 p.m. Houston, Texas time on October 15, 1998, but only if neither the Company nor any Shareholder has breached this Agreement or have failed to perform any of their respective obligations under this Agreement;

          7.1.3  Optional By the Parent.  By the Parent, by written notice to
                 ----------------------
the Company, if the Closing shall have failed to occur by 5:00 p.m. Houston, Texas time on October 15, 1998, but only if neither the Parent nor Merger Sub has breached this Agreement or has failed to perform any of its obligations under this Agreement;

          7.1.4  Breach By the Parent or Merger Sub.  By the Company, by written
                 ----------------------------------
notice to the Parent, if either the Parent or Merger Sub has breached this Agreement or failed to perform any of its obligations under this Agreement; or

          7.1.5  Breach by the Company or the Shareholders.  By the Parent, by
                 -----------------------------------------
written notice to the Company, if the Company or any Shareholder has breached this Agreement or has failed to perform any of their respective obligations under this Agreement.

      7.2 Effect of Termination.  If this Agreement is terminated as permitted
          ---------------------
under Section 7.1, such termination shall be without liability of any party to any other party, except that such termination shall be without prejudice to any and all remedies the parties may have against each other for breach of this Agreement.

                               8. MISCELLANEOUS

      8.1 Notice.  Any notice, delivery or communication required or permitted
          ------
to be given under this Agreement shall be in writing, and shall be mailed, by certified or registered mail, return receipt requested, postage prepaid, or delivered, to the addresses given below, or sent by telecopy to the telecopy numbers set forth below, as follows:

     To the Company (prior to the Effective Time) or the Shareholders:

          Romanoff Electric Corp.
          5055 Enterprise Blvd., P.O. Box 6707
          Toledo, OH 43216,  Attn: Steven R. Coffin
          Telecopy: (419) 726-5406

     To the Parent or Merger Sub or the Surviving Corporation:

          Group Maintenance America Corp.
          8 Greenway Plaza, Suite 1500
          Houston, Texas 77046
          Attn: President
          Telecopy: (713) 626-4766

or other such address as shall be furnished in writing by any such party to the other parties, and such notice shall be effective and be deemed to have been given as of the date actually received.

     To the extent any notice provision in any other agreement, instrument or document required to be executed or executed by the parties in connection with the transactions contemplated herein contains a notice provision which is different from the notice provision contained in this Section 8.1 with respect to matters arising under such other agreement, instrument or document, the notice provision in such other agreement, instrument or document shall control.

      8.2 Further Documents.  The Shareholders shall, at any time and from time
          -----------------
to time after the date hereof, upon request by the Parent and without further consideration, execute and deliver such instruments or other documents and take such further action as may be reasonably required in order to perfect any other undertaking made by the Shareholders hereunder.

      8.3 Assignability.  The Shareholders shall not assign this Agreement in
          -------------
whole or in part without the prior written consent of the Parent, except by the operation of law. The Parent may not assign its rights under this Agreement, the Company Related Documents and the Shareholder Related Documents without the consent of the Shareholders and the Company. After the Effective Time, the Surviving Corporation may assign its rights under this Agreement, the Company Related Documents and the Shareholder Related Documents without the consent of the Shareholders.

      8.4 Exhibits and Schedules.  The Exhibits and Schedules (and any
          ----------------------
appendices thereto) referred to in this Agreement are and shall be incorporated herein and made a part hereof.

      8.5 Sections and Articles.  Unless the context otherwise requires, all
          ---------------------
Sections, Articles and Exhibits referred to herein are, respectively, sections and articles of, and exhibits to, this Agreement and all Schedules referred to herein are schedules constituting a part of the Disclosure Schedule.

      8.6 Entire Agreement.  This Agreement constitutes the full understanding
          ----------------
of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto.
Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

      8.7 Headings.  Headings as to the contents of particular articles and
          --------
sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular articles or sections to which they refer.

      8.8 CONTROLLING LAW.  THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS
          ---------------
AGREEMENT AND ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO EXCEPT TO THE EXTENT THE APPLICABLE CORPORATE LAW MANDATORILY APPLIES WITH RESPECT THERETO.

      8.9 Public Announcements.  After the Effective Time, the Shareholders
          --------------------
shall make no press release, public announcement, or public confirmation or disclose any other information regarding this Agreement or the contents hereof.

      8.10 No Third Party Beneficiaries.  Except as set forth in Article 6, no
           ----------------------------
person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

      8.11 Amendments and Waivers.  This Agreement may be amended by the Parent,
           ----------------------
Merger Sub and the Company, by action taken by their Boards of Directors to the extent permitted by applicable law; provided, however, that no such amendment shall (i) alter or change any provision of this Agreement, the alteration or change of which must be adopted by the holders of capital stock of the Company under the certificate or articles of incorporation of the Company or the Applicable Corporate Law, or (ii) alter or change this Section 8.11, unless each such alteration or change is adopted by the holders of shares of capital stock of the Company as may be required by the certificate or articles of incorporation of the Company or the Applicable Corporate Law. Prior to the Effective Time, all amendments to this Agreement must be by an instrument in writing signed on behalf of the Parent, Merger Sub, the Company and the Shareholders. After the Effective Time, all amendments to this Agreement must be by an instrument in writing signed on behalf of the Parent and the Shareholders. Any term or provision of this Agreement (other than the requirements for shareholder approvals) may be waived in writing at any time by the party which is, or whose Shareholders are, entitled to the benefits thereof.

      8.12 No Employee Rights.  Nothing herein expressed or implied shall confer
           ------------------
upon any employee of the Company, any other employee or legal representatives or beneficiaries of any thereof any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement, or shall cause the employment status of any employee to be other than terminable at will.

      8.13 Non-Recourse.  No recourse for the payment of any amounts due
           ------------
hereunder or for any claim based on this Agreement or the transactions contemplated hereby or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Parent in this Agreement shall be had against any incorporator, organizer, promoter, shareholder, officer, director, employee or representative as such (other than the Shareholders as set forth herein), past, present or future, of the Parent or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.

      8.14 When Effective.  This Agreement shall become effective only upon the
           --------------
execution and delivery of one or more counterparts of this Agreement by each of the Parent, Merger Sub, the Company and the Shareholders.

      8.15 Takeover Statutes.  If any "fair price," "moratorium," "control share
           -----------------
acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, the Parent and the Company and their respective members of their Boards of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated herein.

      8.16 Number and Gender of Words.  Whenever herein the singular number is
           --------------------------
used, the same shall include the plural where appropriate and words of any gender shall include each other gender where appropriate.

      8.17 Invalid Provisions.  If any provision of this Agreement is held to be
           ------------------
illegal, invalid, or unenforceable under present or future laws, such provisions shall be fully severable as if such invalid or unenforceable provisions had never comprised a part of the Agreement; and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      8.18 Multiple Counterparts.  This Agreement may be executed in a number of
           ---------------------
identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

      8.19 No Rule of Construction.  All of the parties hereto have been
           -----------------------
represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by each of the parties hereto, and no rule of construction will be invoked respecting the authorship of this Agreement.

      8.20 Expenses.  Each of the parties shall bear all of their own expenses
           --------
in connection with the negotiation and closing of this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on the date first hereinabove written.

                              PARENT:

                              GROUP MAINTENANCE AMERICA CORP.


                              By:    _________________________________

                              Name:  _________________________________

                              Title: _________________________________


                              MERGER SUB:

                              ROMANOFF ELECTRIC ACQUISITION CORP.


                              By:    _________________________________

                              Name:  _________________________________

                              Title: _________________________________


SHAREHOLDERS:

                              ______________________________________
                              Noel S. Romanoff, Trustee

                              ______________________________________
                              Matthew B. Romanoff, Trustee

                              ______________________________________
                              Cynthia Jill Romanoff, Trustee

                              ______________________________________
                              Pamela Romanoff

                              ______________________________________
                              Mike Barron

                              ______________________________________
                              Richard James Bonfiglio, Trustee

                              ______________________________________
                              Robert James Booth, Trustee

                              ______________________________________
                              Andrew L. Bryson, Trustee

                              ______________________________________
                              Steven R. Coffin, Trustee

                              ______________________________________
                              Lisa Doriot

                              ______________________________________
                              John Michael Drew, Trustee

                              ______________________________________
                              Joseph Frank LaPlante, Trustee

                              ______________________________________
                              Ritchie D. Levine, Trustee

                              ______________________________________
                              John Palmiter

                              ______________________________________
                              Carol Pfeiffer, Trustee

                              ______________________________________
                              Marvin Ransey, Trustee

                              ______________________________________
                              Frank C. Ruggiero, Trustee

                              ______________________________________
                              Daniel Sunday

                              ______________________________________
                              Dave Wozniak, Trustee

                              ______________________________________
                              Terry Alan Wickerham, Trustee

                              ______________________________________
                              Russell Zimmerman, Trustee

                              COMPANY:

                              ROMANOFF ELECTRIC CORP.


                              By:    _________________________________

                              Name:  _________________________________

                              Title: _________________________________